CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference into (A) the Registration Statements of Storage USA, Inc. (the "Company") on Forms S-8 (Commission File Nos. 33-80967, 33-93884, 33-93882, 33-86362, 333-29753 and 333-29773) and (B)
the Registration Statements of the Company on Forms S-3 (Commission File Nos. 333-10903, 333-4556, 33-80965, 33-98142, 33-93886, 33-91302, 333-25821,
333-21991,  333-31145 and 333-44641),  of (1) our report dated January 30, 1998, except for Note 16, as to which the date is March 18, 1998, on our audits of the consolidated financial statements of the Company as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which report is incorporated by reference in the Company's 1997 Form 10-K and
(2) our report dated January 30, 1998, on the financial statement schedule of the Company as of December 31, 1997, which report is included in the Company's 1997 Form 10-K.





                              COOPERS & LYBRAND L.L.P.

Baltimore, Maryland
March 25, 1998